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                                                                  EXHIBIT 10.1

                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

          This First Amendment to Loan and Security Agreement ("Amendment") is entered into as of May _____, 1996, by and between National Home Centers, Inc. (the "Borrower"), an Arkansas corporation, and BankAmerica Business Credit, Inc. (the "Lender"), a Delaware corporation.

                                    RECITALS
                                    --------

            This Amendment is entered into in reference to the following facts:

          (a) The Borrower and Lender entered into a certain Loan and Security Agreement ("Loan Agreement"), dated as of December 19, 1995. All capitalized terms not expressly defined herein, shall have the meanings assigned to such terms in the Loan Agreement.

          (b) The Borrower desires to amend the Loan Agreement in certain respects. Lender is willing to amend the Loan Agreement subject to the terms and conditions contained herein.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows.

                             ARTICLE 1 - AMENDMENTS
                             ----------------------

          1.1  Amendment of Section 9.20.  Section 9.20 of the Loan Agreement is
               -------------------------
amended and restated to read in its entirety as follows:

          "Section 9.20 Minimum Adjusted Tangible Net Worth.  The Borrower and
                        -----------------------------------
its Subsidiaries on a   consolidated basis will not permit Adjusted Tangible Net
Worth to be less than the following amounts at   the end of the Fiscal Years
specified below:

                 Fiscal Year              Amount
                 ------------------     -----------

                  Fiscal Year ending    $27,400,000
                  January 31, 1997

                  Fiscal Year ending    $28,100,000
                  January 31, 1998

                  Fiscal Year ending    $28,700,000
                  January 31, 1999

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                         ARTICLE 2 - CLOSING CONDITIONS
                         ------------------------------

          2.1   Conditions Precedent.  As a condition precedent to this
                --------------------
Amendment becoming legally binding on the Borrower and the lender, the Borrower shall execute and deliver to the Lender this Amendment and a related certificate of resolution, and (b) the Borrower shall pay to the Lender an amendment fee of $5,000 which the Lender may, at its option, charge to the Borrower's loan account as a Revolving Loan.

                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

          3.1   Acknowledgment of Borrower.  The Borrower hereby represents and
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warrants that (a) the execution and delivery of this Amendment and compliance by the Borrower with all of the provisions of this Amendment (i) are within the powers and purposes of the Borrower; (ii) have been duly authorized or approved by the Borrower; and (iii) when executed and delivered by or on behalf of the Borrower, will constitute valid and binding obligations of the Borrower, enforceable in accordance with its terms. The Borrower reaffirms its obligation to pay all amounts due the Lender under the Loan Agreement in accordance with the terms thereof, as modified hereby.

          3.2   No Conflicts with Other Agreements.  The execution and delivery
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of this Amendment by the Borrower will not (a) violate or contravene in any way any indenture, agreement, or other instrument to which it is a party or by which any of its property may be bound, or (b) be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time), a default under any such indenture, agreement, or other instrument, or (c) result in the creation or imposition of any lean, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower except as contemplated by the provisions of this Amendment and the Loan Agreement, and no action or approval with respect thereto by any third person is required, or (d) contravene any law, order, decree, rule, or regulation to which the Borrower is subject.

                         ARTICLE 4 - GENERAL PROVISIONS
                         ------------------------------

          4.1   Loan Agreement Unmodified.  Except as otherwise specifically
                -------------------------
modified by this Amendment, all terms and provisions of the Loan Agreement and all liens and security interests created thereby shall remain unmodified and in full force and effect. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Agreement, as modified hereby, or alter, waive, annul, vary, affect, or impair any provision, condition, or covenant contained in the Loan Agreement as modified hereby, or any rights, power, or remedy granted therein.

          4.2   Construction of Amendment.  Each party hereto has cooperated in
                -------------------------
the drafting and preparation of this Amendment and, as a result, this Amendment shall not be construed against any party. This Amendment may be amended or modified only by a written agreement signed by the parties hereto. This Amendment may be executed in separate counterparts, each of which shall be an original, but all of which together constitute one and the same agreement.

          4.3   Severability.  To the extent any provision of this Amendment is
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not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of the Amendment.
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          4.4   Total Agreement.  This Amendment, and all other agreements
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referred to herein or delivered in connection herewith, shall constitute the entire agreement between the parties relating to the subject matter hereof and shall not be changed or terminated orally.

          4.5   Legal Fees.  The Borrower shall pay all costs (including the
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internally allocated costs of in-house staff counsel) incurred by the Lender in the negotiation and preparation of this Amendment.

            IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                             "Borrower"

                                             National Home Centers, Inc.

                                             By:
                                                 ___________________________

                                             Its:
                                                 ___________________________


                                              "Lender"

                                              BankAmerica Business Credit, Inc.

                                              By:
                                                  __________________________

                                              Its:
                                                  __________________________